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                         CONSENT OF INDEPENDENT AUDITORS


We consent to reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Credit Depot Corporation for the registration of 8,419,630 shares of its common stock and to the incorporation by reference therein of our report dated August 29, 1997 with respect to the consolidated financial statements of Credit Depot Corporation included in its Annual Report (Form 10-KSB/A) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Atlanta, Georgia
May 4, 1998